NEWS RELEASE
October 29, 2013

Sun Communities, Inc. Reports 2013 Third Quarter Results

Southfield, MI, October 29, 2013 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its third quarter results.

Highlights: Three Months Ended September 30, 2013

•
FFO(1) excluding $0.6 million of acquisitions costs was $0.82 per diluted share and OP unit ("Share") for the three months ended September 30, 2013 as compared to $0.71 per Share for the three months ended September 30, 2012.

•	Same site Net Operating Income (“NOI”)(2) increased by 5.1 percent as compared to the three months ended September 30, 2012.

•	Total portfolio occupancy increased by 2.8 from 86.8 percent at September 30, 2012 to 89.6 percent at September 30, 2013.

•	Total home sales increased 23.3 percent as compared to the three months ended September 30, 2012.

"Applications to live in our communities have increased 15 percent to over 23,000 which have driven an increase in home sales of over 14 percent year over year. Overall portfolio occupancy approached 90 percent at September 30," said Gary A. Shiffman, CEO. "As we achieve full occupancy, the need to acquire new rental homes will decline significantly. We expect that rental home inventories in about 45 of our fully occupied communities will begin to see a reduction as annual rental sales steadily reduce rental home levels," Shiffman added.

Funds from Operations (“FFO”)(1)

FFO(1) was $31.5 million, or $0.80 per Share, in the third quarter of 2013 as compared to $20.7 million, or $0.68 per Share, in the third quarter of 2012. Excluding approximately $0.6 million and $0.8 million of transaction costs incurred in connection with acquisition activity during the three months ended September 30, 2013 and 2012, respectively, FFO(1) was $32.1 million and $21.5 million, or $0.82 and $0.71 per Share for the three months ended September 30, 2013 and 2012, respectively.

FFO(1) was $88.1 million, or $2.36 per Share, for the nine months ended September 30, 2013 as compared to $69.1 million, or $2.34 per Share, in the nine months ended September 30, 2012. Excluding approximately $2.8 million and $1.4 million of transaction costs incurred in connection with acquisition activity during the nine months ended September 30, 2013 and 2012, respectively, FFO(1) was $90.9 million and $70.5 million, or $2.44 and $2.39 per Share for the nine months ended September 30, 2013 and 2012, respectively.

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the third quarter of 2013 was $3.7 million, or $0.10 per diluted common share, compared with net loss of $0.7 million, or $(0.02) per diluted common share, for the third quarter of 2012. Net income attributable to common stockholders for the nine months ended September 30, 2013 was $10.5 million, or $0.31 per diluted common share, compared with net income of $6.4 million, or $0.24 per diluted common share, for the nine months ended September 30, 2012.

Community Occupancy

During the third quarter of 2013, revenue producing sites increased by 197 sites as compared to 271 revenue producing sites gained in the third quarter of 2012. Of the 197 sites, 135 were gained in same site properties while the remaining 62 were gained in properties acquired in 2012 and 2013. Total portfolio occupancy increased to 89.6 percent at September 30, 2013 from 86.8 percent at September 30, 2012.

During the nine months ended September 30, 2013, revenue producing sites increased by 1,312 sites as compared to an increase of 975 sites during the nine months ended September 30, 2012. Of the 1,312 sites, 983 were gained in same site properties while the remaining 329 were gained in properties acquired in 2012 and 2013.

The Company rented an additional 254 homes during the three months ended September 30, 2013, bringing the total number of occupied rentals to 9,232.

Same Site Results

For 159 communities owned throughout 2013 and 2012, third quarter 2013 total revenues increased 4.8 percent and total expenses increased 4.1 percent, resulting in an increase in NOI(2) of 5.1 percent over the third quarter of 2012. For the nine months ended September 30, 2013 total revenues increased 4.9 percent and total expenses increased 3.6 percent, resulting in an increase in NOI(2) of 5.4 percent over the nine months ended September 30, 2012. Same site occupancy increased to 88.8 percent at September 30, 2013 from 87.2 percent at September 30, 2012.

Home Sales

During the third quarter of 2013, 487 homes were sold, an increase of 92 sales, or 23.3 percent, from the 395 homes sold during the third quarter of 2012. Rental home sales, which are included in total home sales, were 239 and 209 for the third quarters of 2013 and 2012, respectively.

During the nine months ended September 30, 2013, 1,433 homes were sold, an increase of 180 sales or 14.4 percent, from the 1,253 homes sold during the nine months ended September 30, 2012. Rental home sales, which are included in total home sales, were 689 and 678 for the nine months ended September 30, 2013 and 2012, respectively.

Sun Communities, Inc. 3rd Quarter 2013                                 Page 3

Financing

The Company is currently negotiating the re-financing of a $176.3 million debt instrument which has a maturity date of July 1, 2014. The window for pre-payment without cost begins January 2, 2014 and the Company expects to repay the debt at that time with proceeds from financing transactions with 10 and 12 year terms. Based on current rates the indicative pricing is 50-85 basis points below the in-place interest rate. The completion of these transactions will extend the weighted average maturity of the Company's debt from 6.5 years to 10 years. Because the loans are subject to customary approvals and conditions, there can be no assurance that the loans will be made in the amounts anticipated, on the terms stated, or at all.

Litigation

The Company recently settled all claims arising out of the litigation that it filed against an affiliate of Equity Lifestyle Properties, Inc. ("ELS") with respect to our recently acquired Morgan RV Properties and, in connection with such settlement, the Company and ELS completely and fully released each other from any and all claims associated with the Morgan RV properties.

“We are pleased to have this uncertainty behind us and will continue to move forward with the repositioning and capital investment required for the success of these acquired properties,” said Shiffman. “Although 2013 results were impacted by a slight delay in beginning the capital improvement projects, we are gaining traction in seasonal business and expect this increase in seasonal contracts, along with currently booked future reservations and the positive response expressed by returning guests, to create mid-teen revenue growth in this portfolio in 2014,” Shiffman added.

Acquisitions

The Company currently has a pipeline of approximately $160 million of potential acquisitions of manufactured housing and recreational vehicle communities under various stages of agreements and due diligence, including approximately $135 million which will increase the Company’s footprint on the East and West Coasts. Subject to completion of due diligence and the execution of definitive agreements, the Company expects to close certain of these potential acquisitions late fourth quarter and early in 2014.

Guidance

The Company tightens its 2013 FFO(1) guidance to $3.19 - $3.23 per Share assuming acquisition related expenses are added back in the computation of FFO(1). No prospective transactions are included. The Company expects to provide 2014 guidance before the end of this year.

FFO(1) for the fourth quarter of 2013 is expected to be $0.75 - $0.79 per Share after adjustment for acquisition costs.

The estimates and assumptions presented above are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

Sun Communities, Inc. 3rd Quarter 2013                                 Page 4

Earnings Conference Call

A conference call to discuss third quarter operating results will be held on Tuesday, October 29, 2013 at 11:00 A.M. (EST). To participate, call toll-free 888-549-7750. Callers outside the U.S. or Canada can access the call at 480-629-9722. A replay will be available following the call through November 12, 2013, and can be accessed toll-free by calling 800-406-7325 or by calling 303-590-3030. The Conference ID number for the call and the replay is 4643598. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 185 communities comprising approximately 68,270 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact
Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

Forward Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2012 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 3rd Quarter 2013                                 Page 6

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(unaudited) September 30, 2013	December 31, 2012
ASSETS
Investment property, net (including $56,326 for consolidated variable interest entities at September 30, 2013 and December 31, 2012)	$1,695,317	$1,518,136
Cash and cash equivalents	4,955	29,508
Inventory of manufactured homes	4,005	7,527
Notes and other receivables, net	170,584	139,850
Other assets	61,830	59,607
TOTAL ASSETS	$1,936,691	$1,754,628
LIABILITIES
Debt (including $45,386 and $45,900 for consolidated variable interest entities at September 30, 2013 and December 31, 2012, respectively)	$1,353,448	$1,423,720
Lines of credit	54,765	29,781
Other liabilities	108,782	88,137
TOTAL LIABILITIES	$1,516,995	$1,541,638
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 10,000 shares authorized (3,400 shares issued at September 30, 2013 and December 31, 2012, respectively)	$34	$34
Common stock, $0.01 par value. Authorized: 90,000 shares; Issued and outstanding: 36,140 at September 30, 2013 and 29,755 shares at December 31, 2012	361	298
Additional paid-in capital	1,140,625	876,620
Accumulated other comprehensive loss	(454)	(696)
Distributions in excess of accumulated earnings	(739,197)	(683,734)
Total Sun Communities, Inc. stockholders' equity	401,369	192,522
Noncontrolling interests:
Series A-1 preferred OP units	45,548	45,548
Series A-3 preferred OP units	3,463	—
Common OP units	(29,764)	(24,572)
Consolidated variable interest entities	(920)	(508)
Total noncontrolling interest	18,327	20,468
TOTAL STOCKHOLDERS’ EQUITY	419,696	212,990
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,936,691	$1,754,628

Sun Communities, Inc. 3rd Quarter 2013                                 Page 7

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
REVENUES
Income from real property	$80,158	$63,015	$234,969	$188,818
Revenue from home sales	14,145	10,461	40,200	31,513
Rental home revenue	8,445	6,712	23,783	19,514
Ancillary revenues, net	932	(112)	1,376	(124)
Interest	3,442	2,847	9,587	7,907
Brokerage commissions and other income, net	79	95	349	530
Total revenues	107,201	83,018	310,264	248,158
COSTS AND EXPENSES
Property operating and maintenance	24,379	18,067	66,593	51,261
Real estate taxes	5,602	4,933	17,146	14,741
Cost of home sales	10,161	7,791	29,360	24,535
Rental home operating and maintenance	5,504	5,118	14,252	13,090
General and administrative - real property	5,927	5,165	19,086	15,405
General and administrative - home sales and rentals	2,227	1,905	7,473	5,985
Acquisition related costs	619	847	2,769	1,434
Depreciation and amortization	28,790	22,092	80,116	63,027
Interest	17,823	17,066	54,888	50,644
Interest on mandatorily redeemable debt	809	825	2,430	2,499
Total expenses	101,841	83,809	294,113	242,621
Income (loss) before income taxes and distributions from affiliate	5,360	(791)	16,151	5,537
Provision for state income taxes	(90)	(84)	(186)	(190)
Distributions from affiliate	700	600	1,550	3,250
Net income (loss)	5,970	(275)	17,515	8,597
Less: Preferred return to Series A-1 preferred OP units	690	586	1,909	1,744
Less: Preferred return to Series A-3 preferred OP units	45	—	121	—
Less: Amounts attributable to noncontrolling interests	(28)	(211)	415	463
Net income (loss) attributable to Sun Communities, Inc.	5,263	(650)	15,070	6,390
Less: Series A preferred stock distributions	1,514	—	4,542	—
Net income (loss) attributable to Sun Communities, Inc. common stockholders	$3,749	$(650)	$10,528	$6,390
Weighted average common shares outstanding:
Basic	36,128	26,938	34,263	26,427
Diluted	36,143	26,938	34,279	26,444
Earnings per share:
Basic	$0.10	$(0.02)	$0.31	$0.24
Diluted	$0.10	$(0.02)	$0.31	$0.24

Dividends per common share:	$0.63	$0.63	$1.89	$1.89

Sun Communities, Inc. 3rd Quarter 2013                                 Page 8

Reconciliation of Net Income to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income attributable to Sun Communities, Inc. common stockholders	$3,749	$(650)	$10,528	$6,390
Adjustments:
Preferred return to Series A-1 preferred OP units	690	586	1,909	1,744
Preferred return to Series A-3 preferred OP units	45	—	121	—
Amounts attributable to noncontrolling interests	(28)	(211)	415	463
Depreciation and amortization	29,242	22,365	80,926	63,798
Gain on disposition of assets, net	(2,190)	(1,427)	(5,806)	(3,324)
Funds from operations ("FFO") (1)	31,508	20,663	88,093	69,071
Adjustments:
Acquisition related costs	619	847	2,769	1,434
Funds from operations excluding certain items	$32,127	$21,510	$90,862	$70,505

Weighted average common shares outstanding:	35,499	26,938	33,802	26,145
Add:
Common OP Units	2,069	2,070	2,069	2,071
Restricted stock	629	289	461	282
Common stock issuable upon conversion of Series A-1 preferred OP units	1,111	1,111	1,111	1,111
Common stock issuable upon conversion of Series A-3 preferred OP units	75	—	64	—
Common stock issuable upon conversion of stock options	15	18	16	17
Weighted average common shares outstanding - fully diluted	39,398	30,426	37,523	29,626

FFO(1) per Share - fully diluted	$0.80	$0.68	$2.36	$2.34
FFO(1) per Share excluding certain items - fully diluted	$0.82	$0.71	$2.44	$2.39

Sun Communities, Inc. 3rd Quarter 2013                                 Page 9

Statement of Operations – Same Site
(in thousands except for Other Information)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	Change	% Change	2013	2012	Change	% Change
REVENUES:
Income from real property	$60,621	$57,835	$2,786	4.8%	$183,699	$175,159	$8,540	4.9%
PROPERTY OPERATING EXPENSES:
Payroll and benefits	5,451	5,054	397	7.9%	15,739	14,608	1,131	7.7%
Legal, taxes, & insurance	1,100	865	235	27.2%	2,955	2,283	672	29.4%
Utilities	3,217	3,234	(17)	(0.5)%	10,370	10,159	211	2.1%
Supplies and repair	2,812	2,768	44	1.6%	7,145	7,551	(406)	(5.4)%
Other	1,613	1,472	141	9.6%	4,226	4,033	193	4.8%
Real estate taxes	4,754	4,806	(52)	(1.1)%	14,677	14,545	132	0.9%
Property operating expenses	18,947	18,199	748	4.1%	55,112	53,179	1,933	3.6%
NET OPERATING INCOME ("NOI")(2)	$41,674	$39,636	$2,038	5.1%	$128,587	$121,980	$6,607	5.4%

	As of September 30,
OTHER INFORMATION	2013	2012	Change
Number of properties	159	159	—
Developed sites	55,138	54,844	294
Occupied sites (3)	46,445	45,163	1,282
Occupancy % (3) (4)	88.8%	87.2%	1.6%
Weighted average monthly rent per site - MH	$443	$431	$12
Weighted average monthly rent per site - Annual RV (5)	$420	$409	$11
Sites available for development	5,924	6,217	(293)

(3)	Occupied sites and occupancy % include manufactured housing and annual RV sites, and exclude transient RV sites.

(4)	Occupancy % excludes recently completed but vacant expansion sites.

(5)	Weighted average rent pertains to annual RV sites and excludes transient RV sites.

Sun Communities, Inc. 3rd Quarter 2013                                 Page 10

Rental Program Summary
(in thousands except for *)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	Change	% Change	2013	2012	Change	% Change
REVENUES:
Rental home revenue	$8,445	$6,712	$1,733	25.8%	$23,783	$19,514	$4,269	21.9%
Site rent included in income from real property	11,884	9,837	2,047	20.8%	34,115	28,364	5,751	20.3%
Rental program revenue	20,329	16,549	3,780	22.8%	57,898	47,878	10,020	20.9%
EXPENSES:
Commissions	550	569	(19)	(3.3)%	1,804	1,647	157	9.5%
Repairs and refurbishment	2,704	2,689	15	0.6%	6,381	6,568	(187)	(2.8)%
Taxes and insurance	1,133	876	257	29.3%	3,233	2,509	724	28.9%
Marketing and other	1,117	984	133	13.5%	2,834	2,366	468	19.8%
Rental program operating and maintenance	5,504	5,118	386	7.5%	14,252	13,090	1,162	8.9%
NET OPERATING INCOME ("NOI") (2)	$14,825	$11,431	$3,394	29.7%	$43,646	$34,788	$8,858	25.5%

Occupied rental home information as of September 30, 2013 and 2012:
Number of occupied rentals, end of period*					9,232	7,930	1,302	16.4%
Investment in occupied rental homes					$338,110	$276,300	$61,810	22.4%
Number of sold rental homes*					689	678	11	1.6%
Weighted average monthly rental rate*					$795	$773	$22	2.8%

Sun Communities, Inc. 3rd Quarter 2013                                 Page 11

Acquisition Summary - Properties Acquired in 2012 and 2013
(amounts in thousands except for statistical data)

	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
REVENUES:
Income from real property	$15,388	$39,168
Revenue from home sales	1,675	4,143
Rental home revenue	303	628
Ancillary revenues, net	1,019	1,282
Total revenues	18,385	45,221
COSTS AND EXPENSES:
Property operating and maintenance	6,037	14,057
Real estate taxes	848	2,469
Cost of home sales	1,377	3,357
Rental home operating and maintenance	119	258
Total expenses	8,381	20,141

NET OPERATING INCOME ("NOI") (2)	$10,004	$25,080

Home sales volume :
Pre-Owned Homes		95

		As of September 30, 2013
Other information:
Number of properties		26
Developed sites		12,967
Occupied sites (3)		7,838
Occupancy % (3)		96.9%
Weighted average monthly rent per site - MH		$421
Weighted average monthly rent per site - Annual RV (5)		$350

Occupied rental home information :
Number of occupied rentals, end of period		331
Investment in occupied rental homes (in thousands)		$13,613
Weighted average monthly rental rate		$872

Sun Communities, Inc. 3rd Quarter 2013                                 Page 12